EXHIBIT 32.3

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, David K. Spohr, Vice President and Director of Fund Administration of the General Partner, Preferred Investment Solutions Corp. (the “General Partner”), of Diversified Futures Fund L.P. (the “Partnership”), hereby certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Partnership’s Quarterly Report on Form 10-Q for the period ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ David K. Spohr
David K. Spohr
Vice President and Director of Fund Administration
November 14, 2005